Exhibit 10.14

AMENDMENT NO. 3 TO
CIMAREX ENERGY CO.
2002 STOCK INCENTIVE PLAN

Cimarex Energy Co., a Delaware corporation (the “Company”), established the Cimarex Energy Co. 2002 Stock Incentive Plan (the “Plan”), effective as of October 1, 2002, and amended the Plan, effective as of March 3, 2003 and March 10, 2005. The Company wishes to amend the Plan as provided below.

1.                                       Section 1.3 shall be amended in its entirety to read as follows:

SECTION 1.3                          Shares Subject to the Plan. Subject to the limitations set forth in the Plan, Awards may be made under this Plan for a total of 12,700,000 shares of Common Stock.

2.                                       Section 2.5 shall be amended in its entirety to read as follows:

SECTION 2.5                          “Change in Control Event” means the occurrence of any one of the following events, unless a majority of the Incumbent Board (as hereinafter defined) determines in writing that any such event shall not constitute a “Change in Control Event” for purposes of this Plan prior to the occurrence of such event (or in the case of an acquisition pursuant to subsection (i) of this Section 2.5, within five business days after the Company has notice of such acquisition); provided however, that in the case of any Awards subject to Code § 409A, the Incumbent Board shall have no authority to make such determination:

(i)                                     The acquisition after the Effective Date of this Plan by any individual, entity or group (within the meaning of Section 13(d) (3) or 14(d) (2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) provided, however, that the following acquisitions shall not constitute a Change of Control:

(A)                  any acquisition directly from the Company,

(B)                    any acquisition by the Company,

(C)                    any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company,

(D)                   any acquisition by any corporation pursuant to a transaction that complies with either clause (A) or (B) of subsection (iii) of this Section 2.5,

(E)                     any Person becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) (“Beneficial Owner”) of 15% or more of the shares of Common Stock then outstanding as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of shares of Common Stock by the Company unless and until such Person, after becoming aware that such Person has become the Beneficial Owner of 15% or more of the then outstanding shares of Common Stock, acquires beneficial ownership of additional shares of Common Stock representing 1% or more of the shares of Common Stock then outstanding, or

(F)                     any Person who has reported or is required to report such ownership (but less than 20%) on Schedule 13G under the Exchange Act (or any comparable or successor report) which Schedule 13G does not state any intention to or reserve the right to control or influence the management or policies of the Company or engage in any of the actions specified in Item 4 of such schedule (other than the disposition of the Common Stock) and, within 10 business days of being requested by the Company to advise it regarding the same, certifies to the Company that such Person acquired shares of Common Stock in excess of 14.9% inadvertently or without knowledge of the terms of the Company’s Rights Agreement and who or which, together with all affiliates and associates (each as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as of the date of the Company’s Rights Agreement), thereafter does not acquire additional shares of Common Stock while the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding; provided however, that if the Person requested to so certify fails to do so within 10 business days, then such acquisition shall constitute a “Change in Control”; or

(ii)                                  Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, appointment or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for purposes of this definition, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)                               The closing of a reorganization, share exchange, or merger (a “Business Combination”), in each case, unless, following such Business Combination, either

(A)      (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction will own the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (2) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 15% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, or

(B)        at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination or were elected, appointed or nominated by the Board; or

(iv)                              The closing of (1) a complete liquidation or dissolution of the Company or, (2) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, either

(A)      (1) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (2) less than 15% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 15% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition, or

(B)        at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

3.                                       Subparagraphs (ii) and (iii) of Section 4.1 shall be amended in their entirety to read as follows:

(ii)                                  Prior to June 6, 2005, in no event shall more than 1,000,000 of the shares of Common Stock subject to the Plan be awarded to Participants as Restricted Stock Awards (the “Restricted Stock Award Limit”). On and after June 6, 2005 (the date on which the shareholders approved an increase in the number of shares reserved for issuance under the Plan by 5,700,000 shares), the grant of one share of restricted stock or one restricted stock unit will reduce the additional 5,700,000 shares by two shares and a grant of one share pursuant to an option grant will reduce the 5,700,000 shares by one share.

(iii)                               Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock or are exchanged in the Committee’s discretion for Awards not involving Common Stock, and any shares of Common Stock withheld for the payment of taxes pursuant to Section 9.3 or received by the Company as payment of the exercise price of an Option shall be available again for grant under the Plan; provided, however, that no more than 12,700,000 shares of Common Stock may be issued under Incentive Stock Options.

4.                                       Section 10.2 shall be amended by the deletion of the parenthetical in the first sentence that reads “(as defined in Section 22(3) of the Code)” and by the addition of the following at the end:

The Grantee shall be disabled if the Grantee

(i)                                     is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(ii)                                  is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company.

5.                                       This Amendment shall be effective as of June 6, 2005 and shall apply only to awards granted on or after June 6, 2005.

CIMAREX ENERGY CO.

By:	/s/ Paul Korus
Paul Korus
Vice President, Chief Financial Officer and Treasurer